SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement            [_]   Confidential, for Use of the
[_]   Definitive Proxy Statement                   Commission Only (as permitted
[_]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]   Soliciting Material Pursuant
      to Rule 14a-11(c) or Rule 14a-12

                          The Leslie Fay Company, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                          THE LESLIE FAY COMPANY, INC.
                                  1412 BROADWAY
                            NEW YORK, NEW YORK 10018


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1998

To the Stockholders of The Leslie Fay Company, Inc.:

            NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of The Leslie Fay Company, Inc. (the "Company") will be held at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York, on Wednesday, June 3, 1998 at 10:30 a.m., New York City time, to consider and act upon the following matters:

(1)   The election of nine (9) directors;

(2) The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01, from 9,500,000 to 20,000,000 shares;

(3) The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to permit stockholder action by written consent;

(4) The approval of (a) the provision of the Company's 1997 Management Stock Option Plan limiting the number of shares for which options may be granted to any one employee over the life of such plan and (b) an amendment to such plan to modify the terms of certain options contemplated thereunder;

(5) The approval of an amendment to the Company's 1997 Non-Employee Director Stock Option and Stock Incentive Plan to permit the grant of stock awards thereunder;

(6) The ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending January 2, 1999; and

(7) The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

            Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

            The close of business on April 21, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                             By Order of the Board of Directors,

                                                       WARREN T. WISHART
                                                          Secretary


New York, New York
May __, 1998



--------------------------------------------------------------------------------
It is important that your shares be represented at the Meeting. Each stockholder is urged to sign, date and return the enclosed proxy card which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company's transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.
--------------------------------------------------------------------------------

                          THE LESLIE FAY COMPANY, INC.
                                  1412 BROADWAY
                            NEW YORK, NEW YORK 10018


                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


            This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of The Leslie Fay Company, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, June 3, 1998, at 10:30 a.m., New York City time, at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without additional compensation by directors, officers and employees of the Company by telephone, telecopy, electronic mail or personal contact. The approximate mailing date of this Proxy Statement is May __, 1998.

           A Proxy may be revoked by a stockholder at any time before its exercise by filing with Warren T. Wishart, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

                             PURPOSES OF THE MEETING

           At the Meeting, the Company's stockholders will consider and vote upon the following matters:

(1)        The election of nine (9) directors;

(2) The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01, from 9,500,000 to 20,000,000 shares;

(3) The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to permit stockholder action by written consent;

(4) The approval of (a) the provision of the Company's 1997 Management Stock Option Plan limiting the number of shares for which options may be granted to any one employee over the life of such plan and (b) an amendment to such plan to modify the terms of certain options contemplated thereunder;

(5) The approval of an amendment to the Company's 1997 Non-Employee Director Stock Option and Stock Incentive Plan to permit the grant of stock awards thereunder;

(6) The ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending January 2, 1999; and

(7) The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

           Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for the election of all nominees named herein to serve as directors and in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and described below.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

           The close of business on April 21, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 3,400,000 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

           A majority of the shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Meeting. The affirmative vote of 66-2/3 percent of shares of Common Stock represented in person or by proxy at the Meeting will be required for approval of the amendment to Restated and Amended Certificate of Incorporation to permit stockholder action by written consent. The affirmative vote of the majority of shares of Common Stock represented in person or by proxy at the Meeting will be required for approval of each other matter that is being submitted to a vote of the stockholders Proxies submitted that contain abstentions or broker nonvotes will be deemed present at the Meeting for determining the presence of a quorum. Abstentions with respect to any matter are considered as present for determining a quorum and present and entitled to vote with respect to any matter (abstentions are counted as votes against any matter). Broker nonvotes with respect to any matter are considered as present for determining a quorum but are not entitled to vote on that matter. The 709,556 shares of Common Stock issued in the name of the Reorganization Plan Administrator, who holds such shares for the benefit of the creditors of the Company pending the resolution of certain creditor claims, will be voted in respect of each proposal submitted to the Meeting in the same proportion as all other shares have been voted at the Meeting.

                    SECURITY AND VOTING OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding security and voting ownership of the Common Stock as of April 21, 1998 by (i) each person or entity who owns of record or beneficially five percent or more of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer (as hereinafter defined) of the Company, (iv) each nominee for election as a director of the Company and (v) all directors and executive officers of the Company as a group. To the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

                                                                   Percentage of
Names and Address                             Number of Shares     Ownership of
of Beneficial Owners(1)                      Beneficially Owned    Common Stock
-----------------------                      ------------------    ------------

Mark B. Dickstein                                1,261,922(2)           37.1%
c/o Dickstein Partners Inc.
660 Madison Avenue, 16th Floor
New York, NY 10021

John C. Caliolo                                    709,556(3)           20.9%
  as Plan Administrator
c/o The Leslie Fay Company, Inc.
1412 Broadway
New York, NY  10018

John C. "Bruce" Waterfall                          308,306(4)            9.1%
10 East 50th Street
New York, NY 10022

Edwin H. Morgens                                   308,306(4)            9.1%
10 East 50th Street
New York, NY 10022

Pioneering Management Corporation                  262,000(5)            7.7%
60 State Street
Boston, Massachusetts 02109

John J. Pomerantz                                   43,250(6)            1.3%

John A. Ward                                        23,120(6)             (7)

Catharine Bandel-Wirtshafter                        23,353(6)             (7)

Dominick Felicetti                                  23,120(6)             (7)

Warren T. Wishart                                   23,120(6)             (7)

Clifford B. Cohn                                     3,300(6)             (7)

Mark Kaufman                                         1,000(8)             (7)

William J. Nightingale                               3,300(6)             (7)

Robert L. Sind                                       3,300(6)             (7)

Chaim Y. Edelstein                                   5,000                (7)

Bernard Olsoff                                        --                  --

Officers and Directors as a group (9 persons)    1,385,432(9)           39.3%
------------------

(1) Pursuant to the rules of the Securities and Exchange Commission, addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

(2)   Includes  910,919,  147,613,  163,390  and 40,000  shares of Common  Stock directly owned by Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein, respectively. Does not include 96,911, 22,687 and 17,348 shares of Common Stock that may be purchased by Dickstein & Co., L.P., Dickstein Focus Fund L.P. and Dickstein International Limited, respectively, on an "if and when issued" basis from a third-party. Mark B. Dickstein is the sole shareholder, sole director and president of Dickstein Partners Inc. ("DPI"). DPI is the general partner of Dickstein Partners L.P. which is the sole general partner of Dickstein & Co., L.P. and Dickstein Focus Fund. DPI is the adviser for Dickstein International Limited and makes all investment and voting decisions for that entity. Also does not include 1,000 shares owned directly by Mark Kaufman, a Vice President of DPI. The information provided above was obtained from Schedules 13D dated November 6, 1997.

(3) Shares held for the benefit of the creditors of the Company pending the resolution of certain creditor claims which will be voted in respect of each proposal submitted to the Meeting in the same proportion as all other shares have been voted at the Meeting.

(4)   Includes 9,746, 58,893,  87,904,  61,732,  37,107,  12,988, 18,665, 3,652,
      10,330 and 7,289 shares of Common Stock directly owned by Morgens Waterfall Income Partners ("MWIP"); Restart Partners, L.P. ("Restart"); Restart Partners II, L.P. ("Restart II"); Restart Partners III, L.P. ("Restart III"); Restart Partners IV, L.P. ("Restart IV"); Restart Partners V, L.P. ("Restart V"); Endowment Restart, L.L.C. ("Endowment"); Betje Partners ("Betje"); Phoenix Partners, L.P. ("Phoenix"); and Phaeton BVI ("Phaeton"), respectively. Mr. Waterfall is president and Mr. Morgens is chairman of Morgens, Waterfall, Vintiadis & Co., Inc., which is the investment advisor to Betje and Phaeton; they are also managing members of MW Capital. L.L.C., the general partner of MWIP; the president and chairman, respectively, of Prime Inc., the general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., the general partners of Restart, Restart II, Restart III, Restart IV and Restart V, respectively; managing members of MW Management, L.L.C., the general partner of Phoenix; and managing member of Endowment Prime, L.L.C., the managing member of Endowment. The information provided above was obtained from Forms 4 dated November 12, 1997.

(5) The information provided above was obtained from a Schedule 13G dated April 23, 1998.

(6) Consists of shares of Common Stock issuable upon exercise of presently exercisable stock options.

(7)   Less than 1% of the outstanding Common Stock.

(8)   Does not include any of the shares included in footnote (2).

(9) Includes 122,510 shares of Common Stock issuable upon exercise of presently exercisable stock options.

CERTAIN TRANSACTIONS

           Bear Stearns Asset Management, a division of Bear, Stearns & Co. Inc. ("Bear Stearns"), acts as investment manager for the Company's 401(k) Savings Plan and Retirement Plan and receives fees therefor. Michael L. Tarnopol, a director of the Company until June 1997, is a Senior Managing Director and a member of the Executive Committee of Bear Stearns and a director and Executive Vice President of The Bear Stearns Companies, Inc., an affiliate of Bear Stearns.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

           At the Meeting, stockholders will elect nine directors to serve until the annual meeting of stockholders scheduled to be held in the year 1999 and until their respective successors are elected and qualified. Each of the nominees has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

INFORMATION ABOUT NOMINEEs

           The following table sets forth certain information concerning the nominees for director of the Company (as of April 15, 1998):

NAME                    AGE     POSITION WITH THE COMPANY       DIRECTOR SINCE
----                    ---     -------------------------       --------------

John J. Pomerantz       64      Chairman of the Board and                 1984
                                Chief Executive Officer

John A. Ward            44      President                                 1997

Clifford B. Cohn        46      Director (1)(2)                           1997

Mark B. Dickstein       39      Director (1)(2)                           1997

Mark Kaufman            41      Director (2)(3)                           1997

William J. Nightingale  68      Director (2)(3)                           1997

Robert L. Sind          64      Director (1)(2)(3)                        1997

Chaim Y. Edelstein      55      --                                         --

Bernard Olsoff          69      --                                         --
----------------------------
(1)   Member of Compensation Committee of the Board of Directors.
(2)   Member of the Finance Committee of the Board of Directors.
(3)   Member of the Audit Committee of the Board of Directors.

           John J. Pomerantz has been the Chief Executive or Chief Operating Officer of the Company and its predecessors since 1971, and an executive thereof for over 30 years. Mr. Pomerantz was President of the Leslie Fay business from 1971 until August 1986, when he became Chairman of the Board of the Company.

           John A. Ward joined the Company in August 1989 as head of the Andrea Gayle division. From July 1991 to June 1993 he was Chairman of the Leslie Fay Sportswear Group. In June 1993 he became Chairman of the combined Leslie Fay Dress and Sportswear divisions. He was elected a Senior Vice President of the Company in September 1991 and President of the Company in June 1997. From June 1988 until August 1989 he was Senior Vice President and General Merchandise Manager for Ready-to-Wear, Men's and Boys' at B. Altman & Co. For fifteen years prior thereto, he had been an executive at Filene's.

           Clifford B. Cohn has been a principal with Cohn & Associates law firm since September 1994. From September 1992 to September 1994, he was a principal with Sernovitz & Cohn law firm. Mr. Cohn is also a director of Kasper A.S.L., Ltd.

           Mark B. Dickstein has been the sole shareholder, sole director and President of Dickstein Partners Inc. since prior to 1990 and is primarily responsible for the operations of Dickstein & Co., L.P., Dickstein Focus Fund L.P. and Dickstein International Limited. These businesses invest primarily in risk arbitrage transactions, securities and debt obligations of financially distressed companies, and other special situations. Mr. Dickstein is a Director of Hills Stores Company and served as its Chairman of the Board from July 1995 to February 1996. He is also a director of News Communications Inc.

           Mark Kaufman has been a Vice President of Dickstein Partners, Inc. since July 1992. Prior to joining Dickstein Partners, beginning in 1990, Mr. Kaufman was a Senior Vice President of Oppenheimer & Co., an investment banking firm. Prior to that, Mr. Kaufman was a Vice President of GAF Corp., a chemical and roofing manufacturer.

           William  J.   Nightingale  is  a  senior  advisor  at  Nightingale  &
Associates LLC, a general management consulting company, where he has been employed since 1975. Mr. Nightingale is also a director of Kasper A.S.L., Ltd.

           Robert L. Sind founded Recovery Management Corporation ("RMC") in 1984. RMC specializes in developing and implementing hands-on business, financial and operational turnaround programs and providing crisis management to troubled commercial, industrial and real estate clients and their creditors. For 20 years prior thereto, Mr. Sind served in corporate operating positions, managing turnarounds and restructurings, including Londontown Manufacturing Company, Beker Industries, and Nice-Pak Products, Inc. For ten years he also served as investment banker for distressed companies. Mr. Sind is also a director of Kasper A.S.L., Ltd.

           Chaim Y. Edelstein has been the Chairman of the Board of Hills Stores Company since February 1996 and has been a director of such company since July 1995. He has been a consultant to Hills Department Stores since July 1995 and was a consultant to Federated Department Stores, Inc. from February 1994 to March 1995. From 1985 to February 1994 he was Chairman of the Board and Chief Executive Officer of Abraham & Straus, a division of Federated Department Stores, Inc. Mr. Edelstein is also a director of the Independence Community Bank.

           Bernard Olsoff was President and Chief Executive Officer of Frederick Atkins, Inc., an international retail merchandising and product development organization for department stores from 1987 and 1994, respectively, until his retirement in April 1997. From 1971 to 1983, Mr. Olsoff was President of May Department Stores Company and May Merchandising Corporation in New York City. From August 1955 to

August 1971 he was Vice President and General Merchandise Manager of Associated Merchandising Corporation. Mr. Olsoff is also a director of Elder Beerman Stores, Inc.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

           The following table sets forth certain information with respect to the non-director executive officers of the Company (as of April 15, 1998):

Name                   Positions with the Company                         Age
----                   --------------------------                         ---

Dominick Felicetti     Senior Vice President-Manufacturing                44
                       and Sourcing

Warren T. Wishart      Senior Vice President-Administration               45
                       and Finance, Secretary and
                       Chief Financial Officer


           Dominick Felicetti rejoined the Company in May 1995 as Senior Vice President of Worldwide Sourcing and Manufacturing. From 1994 to 1995 he was Vice President Manufacturing and Production for S.L. Fashions. Mr. Felicetti was previously employed by The Leslie Fay Companies, Inc. from December 1991 to July 1993 in the position of Director of Technical Services and Production. From 1986 to 1990 he served as President of American Dress Company and from 1979 to 1986 as Production Manager for Betsy's Things.

           Warren T. Wishart joined the Company in March 1993. He held the position of Vice President-Planning from July 1993 through December 1994. In January 1995, he became Senior Vice President - Finance, in September 1995, he was appointed Chief Financial Officer and Treasurer of the Company. In June 1997 he became Senior Vice President - Administration and Finance and Secretary of the Company. Before joining Leslie Fay Mr. Wishart was Vice President - Strategic Planning at Galerias Preciados from 1991 to the end of 1992. Prior to that, he had seventeen years of financial management and business planning experience with several department stores including Filene's and the L.J. Hooker Retail Group.

MEETINGS AND COMMITTEES OF THE BOARD

           During the year ended January 3, 1998, the Board of Directors held fourteen meetings. During such year, each director attended at least 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of the Compensation and Audit Committees held during the period he served on such committees.

           The Compensation Committee, currently composed of Messrs. Cohn, Dickstein and Sind, has authority over officer compensation and administers the Company's 1997 Management Stock Option Plan and 1997 Non-Employee Director Stock Option and Stock Incentive Plan. The Compensation Committee held ____ meetings and took certain action on ____ other occasions by written consent.

           The  Audit  Committee,   currently   composed  of  Messrs.   Kaufman,
Nightingale and Sind, held two meetings. The Audit Committee serves as the Board's liaison with the Company's auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, officers, directors and holders of more than 10% of the outstanding shares of the Company's Common Stock are required to file periodic reports of their ownership of, and transactions involving, the Company's Common Stock with the Securities and Exchange Commission. Based solely on its review of copies of such reports received by the Company, the Company believes that its reporting persons have complied with all Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended January 3, 1998, except that Catharine Bandel-Wirtshafter, a former officer, John Ward and Dominick Felicetti each filed a late Form 5 reflecting the cancellation of old stock options and/or the grant of new stock options and Clifford B. Cohn, William J. Nightingale and Robert L. Sind each timely filed a Form 5 indicating that he had not filed a Form 3.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           The following summary compensation table sets forth information concerning annual and long-term compensation, paid or accrued, for the Company's Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers") for services in all capacities to the Company during the last three fiscal years.

                                 ANNUAL COMPENSATION(1)       LONG TERM COMPENSATION
                              --------------------------      ----------------------
                                                              Restricted   Securities
Name and Principal                                            Stock        Underlying    LTIP      All Other
Position                      Year    Salary(2)    Bonus      Awards       Options       Payouts   Compensation(3)(4)(5)
--------                      ----    ---------    -----      ------       -------       -------   ------------
John J. Pomerantz             1997    $611,129    $300,000        --         --            --      $  8,699
  Chairman of  the Board      1996    $777,915    $171,700        --         --            --      $  8,938
  and Chief  Executive        1995    $779,934    $   --          --         --            --      $  8,600
  Officer
------------------------------------------------------------------------------------------------------------------------
John A. Ward                  1997    $462,692    $225,000        --         --            --      $  2,650
  Senior Vice President       1996    $521,154    $145,600        --         --            --      $  2,500
                              1995    $519,231    $   --          --         --            --      $  2,730
------------------------------------------------------------------------------------------------------------------------
Dominick Felicetti            1997    $337,500    $200,000        --         --            --      $  1,938
  Senior Vice President -     1996    $267,885    $ 91,200        --         --            --      $   --
  Manufacturing and           1995    $167,212    $ 25,000        --         --            --      $   --
  Sourcing
------------------------------------------------------------------------------------------------------------------------
Catharine Bandel-             1997    $273,654    $ 92,300        --         --            --      $ 76,260
  Wirtshafter                 1996    $300,000    $ 91,200        --         --            --      $   --
  Senior Vice President       1995    $274,038    $ 50,000        --         --            --      $   --
------------------------------------------------------------------------------------------------------------------------
Warren T. Wishart             1997    $207,692    $180,000        --         --            --      $102,650
  Senior Vice President-      1996    $200,000    $ 91,200        --         --            --      $  2,500
  Administration and          1995    $198,461    $ 25,000        --         --            --      $  3,035
  Finance, Chief Financial
  Officer and Treasurer
------------------------------------------------------------------------------------------------------------------------

--------------
(1) In 1997, 1996 and 1995, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of reported annual salary and bonuses for any of the Named Executive Officers.

(2) 1997 was a 53 week year. 1996 and 1995 were 52 week years. Amounts represent salaries paid during the above calendar year.

(3) For 1997, consists of the following (a) amounts contributed as Company matching contributions for each Named Executive Officer as follows: Mr. Pomerantz $2,286, Mr. Ward $2,650, Mr. Felicetti $1,938, Ms. Bandel-Wirtshafter $1,260 and Mr. Wishart $2,650; (b) amounts paid by the Company for split dollar life insurance coverage as follows: Mr. Pomerantz $6,413; and (c) amounts paid by the Company as retention earned as follows: Ms. Bandel-Wirtshafter $75,000 and Mr. WIshart $100,000.

(4) For 1996, consists of the following: (a) amounts contributed as Company matching contributions for each Named Executive Officer under the Company's 401(k) Savings Plan as follows: Mr. Pomerantz $2,286, Mr, Ward, $2,500 and Mr. Wishart $2,500; and (b) amounts paid by the Company for split dollar life insurance coverage as follows: Mr. Pomerantz $6,652.

(5)   For 1995,  consists of the  following (a) amounts  contributed  as Company matching contributions for each Named Executive Officer under the Company's 401(k) Savings Plan as follows: Mr. Pomerantz $2,230, Mr. Ward $2,230 and Mr. Wishart $2,535; (b) amounts contributed by the Company under the Company's defined benefit cash balance retirement plan as follows: Mr. Pomerantz, Mr. Ward and Mr. Wishart $500 each; and (c) amounts paid by the Company for split dollar life insurance coverage as follows: Mr. Pomerantz $5,870.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

           The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal 1997.


                          Individual Grants
--------------------------------------------------------------------------------Potential Realizable Value at Assumed
                      Number of    % of Total                                       Annual Rates of Stock Price
                      Securities     Options                                        Appreciation for Option Term
                      Underlying   Granted to                                   ------------------------------------
                       Options    Employees in     Exercise      Expiration
           Name        Granted     Fiscal Year     Price(1)        Date(2)          0%            5%          10%
--------------------------------------------------------------------------------------------------------------------
John J. Pomerantz     131,878          29.4%        $ 6.18         6/3/07        $199,136     $837,425    $1,815,960
John A. Ward           70,060          15.6%        $ 6.18         6/3/07        $105,791     $444,881    $  964,726
Dominick Felicetti     70,060          15.6%        $ 6.18         6/3/07        $105,791     $444,881    $  964,726
Catherine Bandel-
    Wirtshafter        70,060          15.6%        $ 6.18         6/3/07        $105,791     $444,881    $  964,726
Warren T. Wishart      70,060          15.6%        $ 6.18         6/3/07        $105,791     $444,881    $  964,726

----------------
(1)   The market price per share on the grant date was $7.69.
(2) Exercisable as to 33% of such shares commencing on each of June 4, 1998 and June 4, 1999 and as to the balance on June 4, 2000.

AGGREGATED  OPTION/SAR  EXERCISE  IN LAST  FISCAL YEAR AND FISCAL YEAR END VALUE
TABLE

           The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1997 and unexercised options held as of the end of such fiscal year.


                                                       Number of Securities         Value of Unexercised
                              Shares                   Underlying Unexercised       In-the-Money Options
                              Acquired on   Value      Options at Fiscal Year-End   at Fiscal Year-End
Name                          Exercise      Realized   Exercisable/Unexercisable    Exercisable/Unexercisable(1)
----                          --------      --------   -------------------------    ----------------------------
John J. Pomerantz             None          N/A               0/131,878                    $  0/973,589
------------------------------------------------------------------------------------------------------------
John A. Ward                  None          N/A                0/70,060                    $  0/517,218
------------------------------------------------------------------------------------------------------------
Dominick Felicetti            None          N/A                0/70,060                    $  0/517,218
------------------------------------------------------------------------------------------------------------
Catharine Bandel-Wirtshafter  None          N/A                0/70,060                    $  0/517,218
------------------------------------------------------------------------------------------------------------
Warren T. Wishart             None          N/A                0/70,060                    $  0/517,218

----------------
(1) Aggregate market value of the shares of Common Stock covered by the options at fiscal year end less the exercise price of such options.

RETIREMENT PLAN

           Until December 31, 1996, when it was terminated, the Company had in effect a defined benefit, cash balance retirement plan. Each year the Company contributed a percentage of earnings to an account for each eligible employee based on attained age and years of service. The benefit credits were calculated using a defined formula. In tabular form, the formula was as follows:

                                Percent of Pay             Percent of Pay
Age Plus                        Up to One-Half the         Over One-Half the
Completed                       Social Security            Social Security
Years of Service                Wage Base                  Wage Base
----------------                ---------                  ---------

Less than 50                         2.00%                      3.00%
50-59                                2.75%                      3.75%
60-69                                3.75%                      4.75%
70-79                                5.25%                      6.25%
80 or more                           7.25%                      8.25%

           At December 28, 1996, the annual benefits payable upon retirement at normal retirement age for each of John J. Pomerantz, John Ward, Dominick Felicetti, Catharine Bandel-Wirtshafter and Warren Wishart were $7,344, $7,014, $0, $0, and $1,436, respectively. These projected amounts do not reflect continued plan credits.

           The retirement plan was amended to freeze benefit accruals effective December 31, 1994 and the retirement plan was terminated on December 31, 1996. All participants have been paid their accumulated benefits.

COMPENSATION OF DIRECTORS

           Currently, each director who is not a full-time employee of or consultant to the Company (a "Non-Employee Director") receives an annual director's fee of $30,000. Upon stockholder approval of the amendment to the 1997 Non-Employee Director Stock Option and Stock Incentive Plan described in Proposal 5 below, each Non-Employee Director will receive an annual director's fee of $12,500 in cash and 1,000 shares of Common Stock of the Company. In addition, the Chairmen of the Audit and Compensation Committees will receive an additional $2,500 and members of such committees will receive an additional $1,000. Each initial non-employee director, upon becoming a director, received stock options to purchase 10,000 shares, vesting one-third each year and each subsequent non-employee director, upon becoming a director, has received or will receive stock options to purchase 5,000 shares, vesting one-third each year.

EMPLOYMENT AGREEMENTS

           The Company has an employment agreement with John J. Pomerantz dated as of June 2, 1997, which provides for his employment in his present capacity as a Chief Executive Officer until June 4, 1998 at a salary of $430,000 per annum. In addition to such salary, the employment agreement provides that the Mr. Pomerantz is entitled to certain other perquisites and additional bonus compensation based on the achievement of certain corporate financial and personal goals, as agreed upon by the Company and Mr. Pomerantz.

           The Company has an employment agreement with John A. Ward dated as of June 2, 1997, pursuant to which he is employed as President of the Company at a minimum total compensation of $400,000 per annum until June 4, 1998. In addition to such salary, the employment agreement provides that the Mr. Ward is entitled to certain other perquisites and additional bonus compensation based on the achievement of certain corporate financial and personal goals, as agreed upon by the Company and Mr. Ward.

           The Company also has one-year agreements with Dominick Felicetti and Warren T. Wishart dated as of June 4, 1997, pursuant to which they are employed at a base salary of $325,000 and $200,000 per annum, respectively. In addition to such salary, the employment agreements provide that the employee is entitled to certain other perquisites and additional bonus compensation based on the achievement of certain corporate financial and personal goals, as agreed upon by the Company and employee.

           The Compensation Committee has proposed and the Board of Directors has approved new employment agreements for the four executives officers referred to above. These agreements, which will expire on January 3, 2001, will provide for base compensation of $500,000 for Mr. Pomerantz, $450,000 for Mr. Ward, $350,000 for the first two years and $375,000 for the third year for Mr. Felicetti and $225,000 for the first two years and $250,000 for the third year for Mr. Wishart. The agreements will also provide for a cash bonus pool payable to these employees if EBITDA exceeds $4,626,550. The bonus pool will equal 9.6% of EBITDA plus 20% of EBITDA in excess of $4,626,550 up to a maximum of 12.5% of EBITDA plus an additional 5% of the amount by which EBITDA exceeds $11,500,000. The agreements will also provide for severance payments on change of control, non-renewal and certain other circumstances.

           The Compensation Committee has also proposed and the Board of Directors has approved, subject to approval of stockholders of the Company, an amendment to the 1997 Management Stock Option Plan described in Proposal 4 below, under which the so-called home run options for 255,000 shares of Common Stock issuable under certain circumstances, as described therein, are replaced by the grant of stock options to purchase an aggregate of 183,000 shares of Common Stock at an exercise price of $6.18 per share which will vest in four equal installments beginning January 4, 1998. The options have not yet been allocated among the four executive officers referred to above.

SEVERANCE AGREEMENTS

           In January 1998, the Company entered into a severance agreement with Catharine Bandel-Wirtshafter pursuant to which she will receive in a lump sum, six (6) months compensation at a rate of $250,000 per annum under the employment agreement dated as of June 4, 1997. In addition, one third of the options previously granted to her vested on the effective date of the severance agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           On June 10, 1997, the Board of Directors appointed a Compensation Committee consisting of David H. Morse, Clifford B. Cohn and Larry G. Schafran, which Committee is charged with making recommendations to the Board with respect to the compensation of officers. On September 22, 1997, Messrs. Morse and Schafran resigned as directors of the Company. They were replaced on the Compensation Committee by Robert L. Sind and Mark B. Dickstein. Prior to June 4, 1997, during the period the Company was subject to the jurisdiction of the Bankruptcy Court, issues regarding the compensation of officers were submitted to the creditors committee and/or the Bankruptcy Court for approval prior to action by the Compensation Committee. The members of the Compensation Committee during 1996 and until June 4, 1997 were Ralph Destino, Peter W. May and Faye Wattleton.

REPORT OF THE COMPENSATION COMMITTEE

           The Compensation Committee's responsibility is to make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company. The Compensation Committee is presently composed of Messrs. Cohn, Dickstein and Sind.

           The Company's compensation policies are designed to enable the Company to attract, motivate and retain senior management by providing competitive compensation opportunities based both on individual performance and on the financial performance of the Company. This is particularly true since each of the Named Executive Officers has an employment agreement with the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating rewards to management with a maximization of stockholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers of companies whose size and business is comparable to that of the Company. Prior to June 4, 1997, during the period that the Company was subject to the jurisdiction of Bankruptcy Court, issues regarding the compensation of executive officers were submitted to the creditors committee and, in certain instances, the Bankruptcy Court for approval prior to action by the Compensation Committee. In particular, the employment agreements entered into with the Named Executive Officers and the stock options granted to such officers were approved as part of the Company's Plan of Reorganization. In reviewing the performance by the Company since its emergence from bankruptcy, the Compensation Committee has recommended to the Board of Directors for approval modifications of the employment agreements with Named Executive
Officers  to  extend  their  term,  increase  the  base  compensation   provided
thereunder, provide a cash bonus pool related to the Company's EBITDA and replace the so-called "home run options", which were issuable only in the event of the sale of the Company at a certain minimum price, with stock options which do not require the sale of the Company.

CEO Compensation

           In the case of the Chief Executive Officer, the Compensation Committee evaluates the Company's mid and long range strategic planning and implementation as well as the considerations impacting the compensation of executive officers generally described above. Based on the Company's 1997 operating performance, financial results and condition and the achievement of EBITDA targets contained in his employment agreement, a bonus of $300,000 was granted to Mr. Pomerantz by the Compensation Committee.

           The foregoing report is approved by all members of the Compensation Committee.

                                                         Respectfully submitted,

                                                         Compensation Committee
                                                         Clifford B. Cohn
                                                         Mark B. Dickstein
                                                         Robert L. Sind

PERFORMANCE GRAPH

           Set forth below is a graph comparing the yearly change, both pre- and post-emergence from bankruptcy, in the cumulative stockholder return on the Company's Common Stock with the NASDAQ Composite Index and a peer group. The peer group consists of the following four companies engaged in distribution of ladies' apparel: Liz Claiborne, Kellwood Co., Oxford Industries and Jones New York. The graph assumes $100 invested on January 2, 1993 in the Company's Common Stock and in each of the indices and that all dividends on stocks in the NASDAQ Composite Index and the peer group were reinvested. No cash dividends were paid on the Common Stock of the Company during the five-year period ended January 3, 1998. The stockholder return shown on the graph below is not necessarily indicative of future performance.


                               [GRAPHIC OMITTED]

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURNS

-----------------------------------------------------------------------------------------------
                               1/02/93  1/01/94  12/31/94  12/30/95  12/28/96  6/04/97  1/03/97
-----------------------------------------------------------------------------------------------
The Leslie Fay Company, Inc.    $100      $26        $6        $0        $0      $56     $104
-----------------------------------------------------------------------------------------------
NASDAQ Composite Index          $100     $116      $112      $157      $192     $205     $234
-----------------------------------------------------------------------------------------------
Peer Group                      $100      $64       $50       $69       $98     $117     $106
-----------------------------------------------------------------------------------------------

                                   PROPOSAL 2
                         APPROVAL OF AN AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

           The Board of Directors has approved and recommends to stockholders for approval a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01, from 9,500,000 shares to 20,000,000.

           The purpose of the proposed increase in the Common Stock of the Company is to provide additional shares for general corporate purposes, including possible future acquisitions, stock dividends, stock splits, raising additional capital and stock issuances under management and director stock option plans. At this time, the Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. Nevertheless, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have greater flexibility and will be able to issue shares of Common Stock without the expense and delay of a special stockholders meeting. If the proposed amendment is approved, the additional shares of Common Stock when issued, will have the same voting and other rights as the Company's presently authorized Common Stock. As of the record date, the Company has 3,400,000 shares of Common Stock issued and outstanding and 2,100,000 shares of Common Stock reserved for future issuance upon the exercise of options granted or which may be granted under the Company's stock option plans.

           Although  an increase  in the  authorized  number of shares of Common
Stock could, under certain circumstances have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the proposed amendment is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or to obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

EFFECTIVE DATE

           If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Amended and Restated Certificate of Incorporation, which filing will be made as soon as reasonably practicable after stockholder approval.

REQUIRED VOTE

           Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.


                                   PROPOSAL 3
                          APPROVAL OF AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
      TO ELIMINATE THE PROHIBITION ON STOCKHOLDER ACTION BY WRITTEN CONSENT

           The Board of Directors has approved and recommends to stockholders for approval a proposal to amend the Company's Amended and Restated Certificate of Incorporation to eliminate the prohibition on stockholder action by written consent. If the proposed amendment is approved, Article VI of the Company's Amended and Restated Certificate of Incorporation would be deleted in its entirety.

           The purpose of this  amendment is to enable  stockholders  to utilize
Section 228 of the Delaware General Corporation Law (the "DGCL") which provides for stockholder action by written consent. The Board of Directors believes that the proposed amendment is desirable so that stockholders may be able to take action without the expense and delay of a special stockholders' meeting. State and federal law protect stockholders from action which is not in their best interest. Section 228 of the DGCL provides that if stockholder action is taken by written consent, prompt notice of such action shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. Additionally, federal securities law requires that an information statement be mailed to stockholders of a publicly traded company at least 20 days prior to the taking of any stockholder action by written consent.

EFFECTIVE DATE

           If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Amended and Restated Certificate of Incorporation by deleting Article VI in its entirety, which filing will be made as soon as reasonably practicable after stockholder approval.

REQUIRED VOTE

           Approval of this proposal requires the affirmative vote of the holders of 66 2/3 percent of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.


                                   PROPOSAL 4
                      APPROVAL OF THE PROVISION OF THE 1997
           MANAGEMENT STOCK OPTION PLAN LIMITING THE NUMBER OF SHARES
       UNDER WHICH OPTIONS MAY BE GRANTED TO ANY ONE EMPLOYEE AND APPROVAL
       OF AN AMENDMENT TO SUCH PLAN MODIFYING THE TERMS OF CERTAIN OPTIONS

           The Company's 1997 Management Stock Option Plan (the "Management Plan"), which was adopted in connection with the Company's emergence from bankruptcy, provides that options may be granted to key employees (including directors who are employees) of the Company. The Management Plan contains a provision which limits on the number of shares for which options may be granted to any one employee over the life of the Management Plan to 500,000 shares of Common Stock. Imposing such a limit is a prerequisite for options which may be granted in the future under the Management Plan to be considered "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended to preserve the federal income tax deductibility by the Company of any compensation expense that may arise from their exercise or disqualifying disposition of the underlying shares. In April 1998 the Board of Directors adopted, subject to stockholder approval, an amendment to eliminate the "Home Run" option provisions of the Management Plan, which provided that upon the reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, the underwritten equity offering of 50% or more or the outstanding shares of Common Stock or other similar corporate transaction which (i) occurs on or before June 4, 1998 and the imputed enterprise value to the Company is at least $37.5 million, "Home Run" options will be granted to the Named Executive Officers for 85,000 shares of Common Stock, with another 3,400 shares granted for each additional $50,000 in enterprise value up to $40 million; (ii) occurs on or before June 4, 1999 and the imputed enterprise value is at least $45 million, "Home Run" options will be granted to the Named Executive Officers for 85,000 shares of Common Stock, with another 3,400 shares granted for each additional $50,000 in enterprise value up to $60 million; (iii) occurs on or before June 4, 2000 and the imputed enterprise value is at lest $60 million, "Home Run" options will be granted to the Named Executive Officers for 85,000 shares of Common stock, with another 3,400 shares granted for each additional $50,000 in enterprise value up to $80 million; and (iv) occurs after June 4, 2000 and the imputed enterprise value is $75 million, "Home Run" options will be granted to the Named Executive Officers for 85,000 shares of Common Stock, with another 3,400 shares granted for each additional $50,000 in enterprise value up to $100 million. If the amendment is approved by the stockholders, the "Home Run" options will be replaced by options for an aggregate of 183,000 shares of Common Stock to the Named Executive Officers at an exercise price of $6.18 per share (the same exercise price as the "Home Run" Options) which will vest in four equal installments beginning January 4, 1998.

           The following summary of the Management Plan, as amended (the "Amended Plan"), does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Amended Plan set forth as Exhibit A attached hereto and made a part hereof. If the proposal is not approved by stockholders, the Management Plan as in effect prior to such amendment will continue in full force and effect except the limitation on the number of options which may be granted to any employee as described above.

           Types of Grants and Eligibility
           -------------------------------

           The Amended Plan is designed to attract and retain the best qualified personnel for positions of substantial responsibility, to provide additional incentive to employees of and consultants to the Company and to promote the success of the Company's business. The Amended Plan provides for the grant of "incentive stock options" ("ISOs"), as defined in Section 422 of the Code, and "non-qualified stock options" ("NQSOs"). ISOs may be granted only to employees. NQSOs may be granted to employees (including directors who are employees), independent contractors and agents of the Company or its subsidiaries, as determined by a Committee (as defined below).

      Set forth in the table below is information as to the number of shares as to which options have been granted under the Amended Plan to date and have not been canceled, and are currently outstanding and held by the Named Executive Officers, each other person who has received 5% of the options issuable under the Management Plan, all current executive officers as a group ("Executive Group") and all employees who are not executive officers as a group ("Employee Group").

                                                                NUMBER OF SHARES
NAME                          POSITION                             UNDERLYING
----                          --------                           OPTION GRANTS
                                                                 -------------
John J. Pomerantz             Chairman of  the Board and           131,878
                              Chief  Executive Officer
John A. Ward                  Senior Vice President                 70,060
Dominick Felicetti            Senior Vice President  -              70,060
                              Manufacturing and Sourcing
Catharine Bandel-Wirtshafter  Senior Vice President                 23,353(1)
Warren T. Wishart             Senior Vice President -               70,060
                              Administration and Finance, Chief
                              Financial Officer and Treasurer
Executive Group                                                    365,411(2)

                                                                NUMBER OF SHARES
NAME                          POSITION                             UNDERLYING
----                          --------                           OPTION GRANTS
                                                                 -------------
Employee Group                                                       36,500
----------
(1) Pursuant to Ms. Bandel-Wirtshafter's severance agreement, one third of the options previously granted to her vested on the effective date of the severance agreement. The remaining options were canceled.
(2) Does not include the 183,000 shares of Common Stock to be granted to the Executive Group upon stockholder approval of the amendment to the Management Plan. Such shares have not yet been allocated among the Executive Group.

           Shares Subject to the Amended Plan
           ----------------------------------

           The aggregate number of shares of Common Stock for which options may be granted under the Amended Plan may not exceed 2,000,000. Any option which expires or becomes unexercisable for any reason without having been exercised in full shall become available for further grant under the Amended Plan.

           Administration of the Amended Plan
           ----------------------------------

           The Amended Plan is administered by the Compensation Committee or such other committee as the Board of Directors may designate (the "Committee"). The Committee shall be composed of not less than two "non-employee directors" within the meaning of rules and regulations promulgated by the Securities and Exchange Commission, each of whom shall be an "outside director" for purposes of
Section 162(m)(4) of the Code. The Committee currently consists of Messrs. Cohn, Dickstein and Sind.

           Subject to the provisions of the Amended Plan, the Committee shall have the authority, in its discretion, to, among other things: (i) determine the persons to whom options should be granted; (ii) determine whether and to what extent to grant ISOs or NQSOs; (iii) determine the number of shares subject to each option; (iv) determine the terms and conditions of each option granted including the exercise price per share of options, any vesting condition and any vesting acceleration, forfeiture or waiver; (v) modify, amend or adjust the terms and conditions of any option; (vi) determine whether amounts payable with respect to an option shall be deferred; and (vii) determine under what circumstances an option may be settled in cash or common stock.

           Limitation on Options
           ---------------------

           No option may be granted to an employee if, as the result of such grant, the maximum number of shares of Common Stock for which options may be granted to any employee during the life of the Amended Plan is 500,000. Imposing such a limit is a prerequisite for options which may be granted in the future under the Amended Plan to be considered "performance based compensation" under
Section 162(m) of the Code, and is intended to preserve the federal income tax deductibility by the Company of any compensation expense that may arise from their exercise or disqualifying disposition of the underlying shares.

           Term
           ----

           The term of each option shall be fixed by the Committee, but no ISO shall be exercisable more than ten years after the date the option is granted.

           Exercise Price
           --------------

           The exercise price of the shares of Common Stock underlying each option shall be $6.18 unless otherwise determined by the Committee and set forth in the Stock Option Agreement, provided that the exercise price per share of Common Stock under an ISO shall not be less than the fair market value of the Common Stock underlying such option on the date of grant.

           Exercisability
           --------------

           Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any option is exercisable only in installments, the Committee may, at any time, waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may, at any time, accelerate the exercisability of an option. Any option that is not exercised within the applicable exercise period shall expire automatically.

           Method of Exercise
           ------------------

           An option is deemed exercised when written notice of such exercise has been given to the Company by the optionee and full payment for the shares of Common Stock underlying the option has been received by the Company.

           Non-Transferability of Options
           ------------------------------

           No option granted may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent or distribution, pursuant to the Stock Option Agreement or in the case of NQSOs, pursuant to a qualified domestic relations order or a gift to such optionee's children, and may be exercised, during the lifetime of the optionee, only by such optionee.

           Termination by Death
           --------------------

           If an optionee's employment or service terminates by reason of death, any option held by such optionee may thereafter be exercised to the extent then exercisable, or on any such accelerated basis as the Committee may determine, for a period of one year from the date of such death or until expiration of the stated term of such option, whichever period is the shorter period.

           Termination by Reason of Disability
           -----------------------------------

           In the event an employee is unable to continue his employment with the Company as a result of his total and permanent disability, he may exercise his option, to the extent it was exercisable, or on such accelerated basis as the Committee may determine, within three years from the date of the termination of employment or until the expiration of the stated term, whichever period is the shorter.

           Termination by Reason of Retirement
           -----------------------------------

           If an optionee's employment terminates by reason of retirement, he may exercise his options, to the extent it was exercisable, or on such accelerated basis as the Committee may determine, within five years from the date of the termination of employment or until the expiration of the stated term, whichever period is the shorter.

           Other Termination
           -----------------

           If an optionee's employment is terminated for cause, all options, whether or not exercisable, shall thereupon terminate. Any employee who ceases to serve as an employee, for any reason other than retirement, permanent disability, death or for cause, may exercise his option, to the extent it was exercisable, or on such accelerated basis as the Committee may determine, within three months from the date he ceases to be an employee of the Company or until the expiration of the stated term, whichever period is the shorter.

           Change In Control
           -----------------

           In the event of a Change in Control (as defined in the Amended Plan) any option outstanding as of the date such Change in Control is determined to have occurred, and which is not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. During the 60-day period from and after a Change in Control, unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the option and by giving notice to the Company, to elect to surrender all or part of the option to the Company and to receive, within 30 days of such notice, in an amount equal to the amount by which the Change in Control price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the option multiplied by the number of shares of Common Stock granted under the option as to which granted shall have been exercised.

           Tax Offset Bonuses
           ------------------

           At the time an option is granted or at any time thereafter, the Committee may grant the right to receive a cash payment in an amount specified by the Committee for the purpose of assisting the optionee to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

           Amendment and Termination
           -------------------------

           The Amended Plan will terminate on June 3, 2007. Options outstanding as of such date shall not be affected or impaired by the termination of the Amended Plan. The Board of Directors may amend, alter or discontinue the Amended Plan, but no amendment, alteration or discontinuation shall be made which will impair the rights of an optionee under an option granted without the optionee's consent.

           Federal Income Tax Treatment
           ----------------------------

           The following is a general summary of the federal income tax consequences under current tax law of ISOs and NQSOs. It does not purport to cover all of the special rules, including the exercise of an option with previously acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

           An optionee will not recognize taxable income for federal income tax purposes upon the grant of an ISO or NQSO.

           Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required statutory holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount. Long-term capital gain of a non-corporate taxpayer is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Such long-term capital gain is generally subject to a 20% maximum federal income tax rate if the shares are held for more than 18 months and a 28% maximum tax rate if the shares are held for more than 12 months but not greater than 18 months.

           Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

           In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO the excess of the fair market value of the shares over the exercise price thereof is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

VOTE REQUIRED AND RECOMMENDATION

           Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.


                                   PROPOSAL 5
                      APPROVAL OF AN AMENDMENT TO THE 1997
           NON-EMPLOYEE DIRECTOR STOCK OPTION AND STOCK INCENTIVE PLAN

           The Company's 1997 Non-Employee Director Stock Option and Stock Incentive Plan (the "Non-Employee Director Plan") was adopted in June 1997. The Non-Employee Director Plan provides that options may be granted to non-employee directors of the Company. In April 1998 the Board of Directors adopted, subject to stockholder approval, an amendment to the Non-Employee Director Plan to provide for the grant of stock to non-employee directors in addition to the grant of stock options. The grant of stock to the non-employee directors is designed to offset the reduction in the portion of directors' fee paid in cash described on page 11 above.

      The following summary of the Non-Employee Director Plan, as amended (the "Amended Director Plan"), does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Amended Director Plan, set forth as Exhibit B attached hereto and made a part hereof. If the amendment is not approved by stockholders, the Non-Employee Director Plan as in effect prior to such amendment will continue in full force and effect.

           Purpose and Eligibility
           -----------------------

           The Amended Director Plan is designed to attract and retain the best qualified personnel for director positions and to provide the long-term growth and financial success of the Company's business.

           Set forth in the table below is information as to the number of shares as to which options have been granted under the Non-Employee Director Plan to date and have not been canceled, and are currently outstanding and held by non-employee directors, nominees for election as a director and all current non-employee directors as a group.


                                             NUMBER OF SHARES UNDERLYING
                                               OPTION GRANTS UNDER THE
NAME                                       NON-EMPLOYEE DIRECTOR PLAN(1)
----                                       ------------------------------
Clifford B. Cohn                                    10,000
Mark B. Dickstein                                     5,000
Mark Kaufman                                          5,000
William J. Nightingale                              10,000
Robert L. Sind                                      10,000
Chaim Y. Edelstein                                       --  (2)
Bernard Olsoff                                           --  (2)
Non-Employee Director Group                         40,000

--------------------

(1) Does not include 1,000 shares of Common Stock which will be granted to each director as part of his director's fee upon stockholder approval of this Proposal 5.

(2) Does not include options for 5,000 shares of Common Stock which will be granted to each of Mr. Olsoff and Mr. Edelstein if they are elected as directors of the Company.

           Shares Subject to the Amended Director Plan
           -------------------------------------------

           The number of shares of Common Stock available for grants of option or stock (collectively "Awards") under the Amended Director Plan may not exceed 100,000. Any option which expires or becomes unexercisable for any reason without having been exercised in full shall become available for granting of additional Awards under the Amended Director Plan.

           Administration of the Amended Director Plan
           -------------------------------------------

           The Amended Director Plan is intended to be a "formula plan" and, accordingly is generally intended to be self-governing. To this end, the Amended Director Plan requires no discretionary action by any administrative body with regard to any transaction under the Amended Director Plan, except as otherwise provided in the Amended Director Plan. To the extent, if any, that any question of interpretation arises, such question shall be resolved by the Board of Directors.

           Grant of Shares
           ---------------

           Upon stockholder approval of the Amended Director Plan, each non-employee director shall automatically be granted an Award for 1,000 shares as of the conclusion of each annual meeting of stockholders of the Company, commencing with the annual meeting to be held in 1998. There are no restrictions on the receipt or sale of the shares, except such as may be imposed by federal and state securities laws.

           Term and Exercisability of Options
           ----------------------------------

           Each option shall have a term of ten years and shall become exercisable as follows: options with respect to one-third of the shares of Common Stock subject thereto one year after election to the Board of Directors; options with respect to an additional one-third of the shares of Common Stock subject thereto two years after election to the Board of Directors; options with respect to an additional one-third of the shares of Common Stock subject thereto three years after election to the Board of Directors. The Board of Directors may accelerate the vesting of any option.

           Exercise Price
           --------------

           The exercise price of the shares of Common Stock underlying each option shall be the fair market value of the Common Stock underlying such option on the date of grant.

           Non-Transferability of Options
           ------------------------------

           No option granted may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by such optionee.

           Termination of Directorship
           ---------------------------

           If an optionee ceases to be a director of the Company, any option which has vested shall continue to be exercisable for a period of three years or the remainder of the option term, whichever is shorter, except that if an optionee ceases to be a director for cause, any option awarded under the Amended Director Plan and held by the optionee shall be canceled as of the date of such termination.

           Other Termination
           -----------------

           In the event of a Change in Control or in the event that an optionee ceases to be a director for any reason other than his resignation or his refusal in writing to stand for re-election, such option shall become fully exercisable, provided that the optionee had continuous status as a director during the six-month period preceding termination. If an optionee ceases to be a director for cause, the option, whether or not exercisable, shall thereupon be canceled.

           Amendment and Termination
           -------------------------

           No Awards may be made under the Amended Director Plan after June 3, 2007 or the earlier termination by the Board of Directors. The Board of Directors may suspend the Amended Director Plan or any portion thereof. The Board of Directors may also amend the Amended Director Plan if deemed to be in the best interests of the Company and its stockholders, provided, however, that no such amendment may impair any optionee's right regarding any outstanding grants, elections or other right to receive shares of Common Stock under the Amended Director Plan without his or her consent. The Board of Directors may not without the approval by the holders of a majority of the voting securities of the Company (i) increase the maximum number of shares which may be granted thereunder in the aggregate or (ii) modify the provisions thereof as to eligibility for participation in the Amended Director Plan.

           Federal Income Tax Treatment
           ----------------------------

           The following is a general summary of the federal income tax consequences under current tax law of non-employee director stock options and stock incentive grants. It does not purport to cover all of the special rules, including the exercise of an option with previously acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. All of such options shall be NQSOs.

           An optionee will not recognize taxable income for federal income tax purposes upon the grant of NQSO.

           Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

           [In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.]

           An optionee will recognize taxable income for federal income tax purposes upon the grant of shares at the fair market value of such shares on the date of the grant.

VOTE REQUIRED AND RECOMMENDATION

           Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.

VOTE REQUIRED AND RECOMMENDATION

           Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote "FOR" approval of this proposal.


                                   PROPOSAL 6
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

           The Board of Directors has appointed, subject to the ratification by the stockholders, Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending January 2, 1999. This firm of auditors has audited the accounts of the Company for approximately 6 years. By virtue of their familiarity with the Company's affairs and their ability, the Board of Directors considers them best qualified to perform this important function. It is expected that representatives of Arthur Andersen LLP will be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding these and any other appropriate matters.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

           Any stockholder proposal intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company not later than ________, 1999 for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER MATTERS

           The Board of Directors does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.


                                             By Order of the Board of Directors,

                                                      WARREN T. WISHART
                                                         Secretary

May __, 1998

                                   PROXY CARD


PROXY                                                                      PROXY

                          THE LESLIE FAY COMPANY, INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


      The undersigned holder of Common Stock of The Leslie Fay Company, Inc., revoking all proxies heretofore given, hereby constitutes and appoints John J. Pomerantz, John A. Ward and Warren T. Wishart, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 1998 Annual Meeting of Stockholders of The Leslie Fay Company Inc., to be held at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York, on Wednesday, June 3, 1998 at 10:30 a.m., New York City time, and at any adjournments or postponements thereof.

      The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

      Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES, AND FOR PROPOSALS 2, 3, 4, 5 AND 6.


(1)  Election of Directors. |_| FOR all nominees listed   |_| WITHHOLD AUTHORITY
                                (except as marked to          to vote for all
                                the contrary)                 listed nominees

Nominees:  John J. Pomerantz, John A. Ward, Clifford B. Cohn, Mark B. Dickstein,
           Mark Kaufman, William J. Nightingale, Robert L. Sind,
           Chaim Y. Edelstein and Bernard Olsoff

           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.)

       PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE

(2) Proposal to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock.

         |_|  FOR              |_| AGAINST          |_| ABSTAIN

(3) Proposal to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to permit stockholder action by written consent.

         |_|  FOR              |_| AGAINST          |_| ABSTAIN

(4) Proposal to approve (a) the provision of the Company's 1997 Management Stock Option Plan limiting the number of shares for which options may be granted to any one employee over the life of such plan and (b) an amendment to such plan to modify the terms of certain options contemplated thereunder.

         |_|  FOR              |_| AGAINST          |_| ABSTAIN

(5) Proposal to approve an amendment to the Company's 1997 Non-Employee Director Stock Option and Stock Incentive Plan to permit the grant of stock awards thereunder.

         |_|  FOR              |_| AGAINST          |_| ABSTAIN

(6) Proposal to ratify the Board of Director's selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 2, 1999.

         |_|  FOR              |_| AGAINST          |_| ABSTAIN



                                       The shares represented by this proxy will
                                    be  voted  in the  manner  directed.  In the
                                    absence of any direction, the shares will be
                                    voted FOR each  nominee  named in Proposal 1
                                    and  FOR  Proposals  2, 3, 4, 5 and 6 and in
                                    accordance  with  their  discretion  on such
                                    other  matters as may  properly  come before
                                    the meeting.
                                    Dated ________________________________, 1998
                                    ____________________________________________
                                    ____________________________________________
                                                    Signature(s)
                                    (Signature(s)  should  conform  to  names as
                                    registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).
                                           PLEASE MARK AND SIGN ABOVE AND
                                                  RETURN PROMPTLY